Exhibit 99.2

Calculation of Effective Tariff and Effective Utilization Rate

		Total	Total	Installed			Effective	Effective
		Revenues	Electricity	Capacity	Number of	Tax	Tariff**	Utilization
		(RMB)	Sold (kWh)	(MW)	days	Rate*	(RMB)	Rate*** (%)
Our Company	the year ended Dec 31, 2007	19,498,009	108,303,945	33.0	N/A	N/A	0.180	56.6
	the year ended Dec 31, 2008	110,076,549	333,964,005	271.0	N/A	N/A	0.330	28.4
	the three month ended Mar 31, 2009	35,992,475	101,771,212	271.0	N/A	N/A	0.354	19.2
	the three months ended June 30, 2009	93,845,844	273,963,789	324.6	N/A	N/A	0.343	50.0
	the three months ended Sep 30, 2009	99,759,808	291,682,348	376.6	N/A	N/A	0.342	39.4
	the nine months ended Sep 30, 2008	76,320,307	227,777,504	140.0	N/A	N/A	0.335	30.1
	the nine months ended Sep 30, 2009	229,598,128	667,417,349	376.6	N/A	N/A	0.344	35.9

Binglangjiang I	the year ended Dec 31, 2006	16,472,000	106,646,530	21.0	365	1.06	0.164	58.0
	the period ended Apr 24, 2007	4,433,000	23,495,595	21.0	114	1.06	0.200	40.9
	the period from Apr 25 to Dec 31, 2007	12,988,764	88,545,602	21.0	251	1.06	0.155	70.0
	the year ended Dec 31, 2007	17,421,764	112,041,197	21.0	365	1.06	0.165	60.9
	the year ended Dec 31, 2008	19,410,025	117,278,061	21.0	366	1.06	0.175	63.6
	the nine months ended Sep 30, 2008	13,693,970.94	80,644,922	21.0	274	1.06	0.180	58.4
	the nine months ended Sep 30, 2009	14,019,326	81,265,350	21.0	273	1.06	0.183	59.1

Binglangjiang II	the nine months ended Sep 30, 2009	686,051.32	6,060,120	20.0	26	1.06	0.113	48.6

Liyuan	the period from May 21 to Dec 31, 2007	5,405,584	19,758,343	12.0	225	1.06	0.290	30.5
	the year ended Dec 31, 2007	5,405,584	19,758,343	12.0	365	1.06	0.290	18.8
	the year ended Dec 31, 2008	6,866,482	25,098,176	12.0	366	1.06	0.290	23.8
	the nine months ended Sep 30, 2008	4,772,114	17,442,899	12.0	274	1.06	0.290	22.1
	the nine months ended Sep 30, 2009	5,416,416	19,798,001	12.0	273	1.06	0.290	25.2

Yingchuan	the year ended Dec 31, 2006	38,925,000	97,116,588	40.0	365	1.06	0.425	27.7
	the year ended Dec 31, 2007	42,998,000	102,700,957	40.0	365	1.06	0.444	29.3
	the period from Jan 31 to Dec 31, 2008	37,594,669	90,254,137	40.0	336	1.06	0.442	28.0
	the year ended Dec 31, 2008	37,659,160	90,768,127	40.0	366	1.06	0.440	25.8
	the nine months ended Sep 30, 2008	31,293,343	77,631,523	40.0	274	1.06	0.427	29.5
	the nine months ended Sep 30, 2009	40,756,812	97,628,854	40.0	273	1.06	0.443	37.3

Wuliting	the year ended Dec 31, 2007	27,532,000	65,423,294	42.0	365	1.06	0.446	17.8

Exhibit 99.2
Calculation of Effective Tariff and Effective Utilization Rate

		Total	Total	Installed			Effective	Effective
		Revenues	Electricity	Capacity	Number of	Tax	Tariff**	Utilization
		(RMB)	Sold (kWh)	(MW)	days	Rate*	(RMB)	Rate*** (%)
	the period from Jan 31 to Dec 31, 2008	29,946,906	69,232,680	42.0	336	1.06	0.459	20.4
	the year ended Dec 31, 2008	30,371,102	70,224,000	42.0	366	1.06	0.458	19.0
	the nine months ended Sep 30, 2008	22,240,862	52,058,160	42.0	274	1.06	0.453	18.8
	the nine months ended Sep 30, 2009	32,206,964	74,998,440	42.0	273	1.06	0.455	27.3

Zhougongyuan	the nine months ended Sep 30, 2009	24,631,272	67,943,040	53.6	130	1.17	0.424	40.6

Ruiyang	the year ended Dec 31, 2007	31,513,675	68,645,855	32.0	365	1.06	0.487	24.5
	the year ended Dec 31, 2008	22,862,842	51,237,120	32.0	366	1.06	0.473	18.2
	the nine months ended Sep 30, 2008	21,944,108	49,408,920	32.0	274	1.06	0.471	23.5
	the nine months ended Sep 30, 2009	24,399,213	55,747,560	32.0	273	1.06	0.464	26.6

Shapulong	the period from Jan 1 to Dec 24, 2007	18,313,000	43,292,057	25.0	358	1.06	0.448	20.2
	the year ended Dec 31, 2008	17,723,482	42,308,157	25.0	366	1.06	0.444	19.3
	the nine months ended Sep 30, 2008	14,643,286	35,448,040	25.0	274	1.06	0.438	21.6
	the nine months ended Sep 30, 2009	14,257,220	33,825,312	25.0	273	1.06	0.447	20.7

Banzhu	the year ended Dec 31, 2006	55,561,000	180,461,022	45.0	365	1.17	0.360	45.8
	the year ended Dec 31, 2007	52,029,000	169,092,862	45.0	365	1.17	0.360	42.9
	the year ended Dec 31, 2008	47,872,768	155,536,410	45.0	366	1.17	0.360	39.3
	the nine months ended Sep 30, 2007	45,550,648	148,039,608	45.0	273	1.17	0.360	50.2
	the nine months ended Sep 30, 2008	40,779,694	132,514,006	45.0	274	1.17	0.360	44.8
	the nine months ended Sep 30, 2009	31,978,268	103,929,370	45.0	273	1.17	0.360	35.2

Wangkeng	the year ended Dec 31, 2006	40,242,000	151,882,677	40.0	365	1.17	0.310	43.3
	the year ended Dec 31, 2007	31,475,000	118,792,231	40.0	365	1.17	0.310	33.9
	the year ended Dec 31, 2008	34,237,226	129,217,917	40.0	366	1.17	0.310	36.8
	the nine months ended Sep 30, 2007	28,131,589	106,174,059	40.0	273	1.17	0.310	40.5
	the nine months ended Sep 30, 2008	30,939,641	116,772,194	40.0	274	1.17	0.310	44.4
	the nine months ended Sep 30, 2009	25,836,648	97,512,509	40.0	273	1.17	0.310	37.2

Yuanping	the year ended Dec 31, 2007	6,274,209	30,071,595	16.0	365	1.06	0.221	21.5
	the nine months ended Sep 30, 2007	4,952,861	23,755,804	16.0	273	1.06	0.221	22.7

Exhibit 99.2
Calculation of Effective Tariff and Effective Utilization Rate

		Total	Total	Installed			Effective	Effective
		Revenues	Electricity	Capacity	Number of	Tax	Tariff**	Utilization
		(RMB)	Sold (kWh)	(MW)	days	Rate*	(RMB)	Rate*** (%)
	the year ended Dec 31, 2008	8,004,678	38,393,478	16.0	366	1.06	0.221	27.3
	the nine months ended Sep 30, 2008	7,321,331	35,115,884	16.0	274	1.06	0.221	33.4
	the nine months ended Sep 30, 2009	11,552,271	40,397,885	16.0	273	1.06	0.303	38.5

Yuheng	the period from May 18 (inception) to Dec 31, 2007	9,384,000	54,955,750	30.0	228	1.06	0.181	33.5
	the period from Jan 1 to Oct 20, 2008	14,154,407	82,893,211	30.0	294	1.06	0.181	39.2
	the period from Oct 21 to Dec 31, 2008	2,180,392	8,090,245	30.0	72	1.06	0.286	15.6
	the year ended Dec 31, 2008	16,334,799	90,983,456	30.0	365	1.06	0.190	34.6
	the nine months ended Sep 30, 2008 (unaudited)	18,932,781	80,287,311	30.0	274	1.06	0.250	40.7
	the nine months ended Sep 30, 2009	14,304,698	61,872,654	30.0	273.0	1.06	0.245	31.5

	Weighted Average Utilization Rate for Consolidated Number 2008****							29.2%

	Weighted Average Utilization Rate for Consolidated Number the Nine Months for ended September 30, 2008****							31.8%

	Weighted Average Utilization Rate for Consolidated Number the Nine Months for ended September 30, 2009****							27.6%

	Weighted Average Utilization Rate for whole year Number 2008****							33.7%

*	Tax rate = 1+VAT (VAT is 6% or 17%, as applicable)

**	Effective Tariff = Total Revenues / Total Electricity Sold * Tax Rate

***	Effective Utilization Rate=Total Electricity Sold / (Installed Capacity *1000*24*Number of Days)*100

****	Weighted Average Utilization Rate = (Total Sold KWh)/(Total Installed Capacity), with/without Shapulong

*****	Consolidated Utilization Rate=Total Electricity Sold/SUM(Installed Capacity(MW)*1000*24*Number of Days)*100